Exhibit 24.1

DIRECTORS AND OFFICERS OF

INTERNATIONAL COAL GROUP, INC.

REGISTRATION STATEMENT

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of International Coal Group, Inc., a Delaware corporation (the “Company”), hereby (1) constitutes and Bennett K. Hatfield and Roger L. Nicholson, collectively and individually, as his or her agent and attorney-in-fact, with full power of substitution and resubstitution, to (a) sign and file on his or her behalf and in his or her name, place and stead in any and all capacities (i) one or more Registration Statements on Form S-3, or other appropriate form (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Company’s senior unsecured convertible notes and the shares of common stock underlying such notes, (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, and (b) do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises; and (2) ratifies and approves any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes.

IN WITNESS WHEREOF, the undersigned directors and officers of the Company have hereunto set their hands as of the 18th day of July, 2007.

/s/ Wilbur L. Ross, Jr.		/s/ Bennett K. Hatfield
Name:	Wilbur L. Ross, Jr.	Name:	Bennett K. Hatfield
Title:	Non-Executive Chairman of the Board of Directors and Director	Title:	President, Chief Executive Officer and Director

/s/ Bradley W. Harris		/s/ Wendy L. Teramoto
Name:	Bradley W. Harris	Name:	Wendy L. Teramoto
Title:	Vice President and Chief Financial Officer	Title:	Director

/s/ Stanley N. Gaines		/s/ Maurice E. Carino, Jr.
Name:	Stanley N. Gaines	Name:	Maurice E. Carino, Jr.
Title:	Director	Title:	Director

/s/ William J. Catacosinos		/s/ Cynthia B. Bezik
Name:	William J. Catacosinos	Name:	Cynthia B. Bezik
Title:	Director	Title:	Director